UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 23, 2021

GCM Grosvenor Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39716	85-2226287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Michigan Avenue Suite 1100 Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

(312) 506-6500
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant  to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	GCMG	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock	GCMGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 23, 2021 (the “Effective Date”), Grosvenor Capital Management Holdings, LLLP (the “Borrower”), Grosvenor Holdings, L.L.C. (“Holdings”), Grosvenor Holdings II, L.L.C., GCM Grosvenor Management, LLC, GCM Grosvenor Holdings, LLC, GCM, L.L.C., the guarantors and GP Entities (as defined therein) party thereto, the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent, collateral agent and swingline lender, entered into a sixth amendment (the “Amendment”) to the Borrower’s credit agreement, dated as of January 2, 2014 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”).

Pursuant to the Amendment, the Borrower borrowed $110.0 million in aggregate principal amount of incremental term loans (the “Incremental Term Loans”), which constitute the same class of term loans under the Credit Agreement as those initially borrowed in February 2021 (the “Existing Term Loans” and, together with the Incremental Term Loans, the “Term Loans”). The interest rate applicable to the Incremental Term Loans is the same as the Existing Term Loans.

The Credit Agreement requires the Borrower to repay 1.0% of the original aggregate principal amount of the Term Loans per annum in equal quarterly amounts, with the remaining balance due at maturity. The Term Loans may be prepaid in whole or in part at any time without penalty, except that any prepayment in connection with a repricing transaction within six months of the Effective Date will be subject to a 1.0% prepayment premium. The other material terms of the Credit Agreement remain unchanged by the Amendment.

The proceeds of the Incremental Term Loans will be used (i) to fund the previously announced repurchase of certain fund investments and rights to future carry associated with Mosaic Acquisitions 2020, L.P. from an investor affiliated with the Canada Pension Plan Investment Board, and (ii) to pay transaction fees and expenses.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the use of proceeds from the Incremental Term Loans. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including without limitation, the historical performance of GCM Grosvenor's funds may not be indicative of GCM Grosvenor's future results; risks related to redemptions and termination of engagements; effect of the COVID-19 pandemic on GCM Grosvenor's business; the variable nature of GCM Grosvenor's revenues; competition in GCM Grosvenor's industry; effects of government regulation or compliance failures; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; risks relating to our internal control over financial reporting; and risks related to the performance of GCM Grosvenor's investments. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Annual Report on Form 10-K/A filed by GCM Grosvenor Inc. on May 10, 2021 and its other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Amendment No. 6, dated as of June 23, 2021, to the Credit Agreement, dated as of January 2, 2014, among Grosvenor Capital Management Holdings, LLLP, as borrower, Grosvenor Holdings, L.L.C., Grosvenor Holdings II, L.L.C., GCM Grosvenor Management, LLC, GCM Grosvenor Holdings, LLC, GCM, L.L.C., the several lenders from time to time parties thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent, collateral agent and swingline lender

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCM Grosvenor Inc.
Date: June 23, 2021	By:	/s/ Michael J. Sacks
	Name:	Michael J. Sacks
	Title:	Chief Executive Officer